INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of Waste Industries, Inc. (the "Company") on Form S-8 of our report dated May 5, 1997, appearing in the Company's prospectus dated June 13, 1997.



/s/ Deloitte & Touche LLP
Raleigh, North Carolina
March 24, 1998